POWER OF ATTORNEY

Know by all these present, that the undersigned, Mary Dean Hall, Executive Vice President and Chief Financial Officer, having a business address of 4920 O'Hear Ave, Suite 400, N. Charleston, SC 29405, and telephone of 843-740-2300, hereby constitutes and appoints Stacy Cozad and Kelly Rackley Snipes, as her representative of Ingevity Corporation, as the undersigned' s true and lawful attorney-in-fact for the following limited purposes:

1)    to file for and on behalf of the undersigned, in the undersigned's capacity as an Officer of Ingevity Corporation (the "Company"), the SEC's Form ID Application in order to obtain EDGAR filing codes in addition to filing the Forms 3, 4, and 5 from time to time, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2)    to do and perform any and all acts for an on behalf of the undersigned that may be necessary or desirable to complete and execute any such Application on Form ID, Form 3, 4, or 5 and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)    to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion, and limited to filings required under Section 16(a) of the Securities Exchange Act of 1934.

The undersigned hereby grants to such attorney-in-fact limited power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all  that such attorney-in-fact, or such attorney-in-fact' s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned' s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this  19th day of April 2021.

Signature: /s/ Mary Dean Hall                     Name: Mary Dean Hall
Title/Position: EVP and Chief Financial Officer